UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ZILLOW GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Explanatory Note

This filing is duplicative of the definitive additional materials filed by the company on Schedule 14A on April 28, 2022 and is being made solely for the purpose of including the SEC cover page which was inadvertently excluded. This filing does not otherwise modify or update the disclosures contained therein.

Zillow Group, Inc.

VOTE

Online

Go to **www.investorvote.com/ZG** or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, June 14, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholder meeting are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This is not a proxy card. You cannot use this communication to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report and other proxy materials are available at:

www.investorvote.com/ZG

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/ZG**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 27, 2022 to facilitate timely delivery.

2 N O T

03MAJA

Shareholder Meeting Notice

Dear Zillow Group Shareholder:

The 2022 Annual Meeting of Shareholders (the "Annual Meeting") of Zillow Group, Inc. (the "Company") will be held on June 14, 2022, at 2:00 p.m. (Pacific Time), virtually at www.meetnow.global/MMW4YTS.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be considered at the Annual Meeting:

(1) To elect three directors nominated by our Board of Directors each to serve until the 2025 Annual Meeting of Shareholders;
(2) Ratification of the Appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ended December 31, 2022.

The Board of Directors recommends a vote "FOR" all nominees with respect to Item 1 and "FOR" Item 2.

Instructions to attend the Annual Meeting where you may vote virtually can be found on our website, https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

The following materials can be found on our website:

- the Company's 2022 Proxy Statement (including all attachments thereto);
- the Company's Annual Report for the year ended December 31, 2021 (which is not deemed to be part of the official proxy soliciting materials); and
- any amendments to the foregoing materials that are required to be furnished to shareholders.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/ZG**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Zillow Group, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 27, 2022.